SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 28, 2021
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SCIENTIFIC INDUSTRIES, INC.

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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on April 28, 2021, Scientific Bioprocessing Holdings, Inc. (“Bioprocessing”), a wholly-owned subsidiary of Scientific Industries, Inc. (the “Company), entered into an Agreement on the Sale and Transfer of all Shares in aquila biolabs GMBH (the “Acquisition Agreement”) with each of the owners (the “Sellers”) of the share capital of aquila biolabs GMBH (“aquila”) pursuant to which Bioprocessing agreed to purchase and the Sellers agreed to sell all the outstanding share capital of aquila (the “Acquisition”). The closing of the purchase and sale (the “Closing”) occurred on April 29, 2021. The aggregate consideration paid for the share capital of aquila was € 6,499,063 (US$7,880,114). The Acquisition Agreement contains customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties

This amendment to the Company's Report on Form 8-K filed on April 30, 2021 is being filed to provide the financial statements required in connection with Bioprocessing's acquisition on April 29, 2021 of all the shares in aquila from each of the Sellers. (See Item 9.01).

ITEM 9.01 Financial Statements and Exhibits

Financial Statements. The required financial statements of aquila are attached hereto.

(a)
Financial Statements and Notes of Business Acquired (Attached as Exhibit 99.1)
(b)
Pro forma financial information (attached as exhibit 99.2)
i.
Pro Forma Condensed Balance Sheet as of March 31, 2021
ii.
Pro Forma Condensed Statement of Operations for the nine months ended March 31, 2021and year ended June 30, 2020

  (c) Exhibits

Exhibit No.	Description
4.1	Form of Warrant (1)
4.2	Registration Rights Agreement by and among the Company and the Investors (1)
10.1	Acquisition Agreement by and among the Company and the Sellers (1)
10.2	Form of Service Agreement (1)
10.3	Purchase Agreement by and among the Company and the Investors (1)

99	Financial Statements:
99.1	Audited Financial Statements of Business Acquired
99.2	The unaudited Pro Forma Condensed Combined Financial Statements

(1)
– Previously filed with the Current Report on Form 8-K, dated April 30, 2021.

10.2	Form of Service Agreement (1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: July 12, 2021	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer